SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 14, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3 - Securities and Trading Markets

Item 3.03–	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is hereby incorporated in this Item 3.03 by reference.

Section 5 – Corporate Governance and Management

Item 5.03–	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Amendment (the “Amendment”) of Perma-Fix Environmental Services, Inc.’s (the “Company”) Restated Certificate of Incorporation, substantially in the form approved by the stockholders at the 2013 Annual Meeting of the Stockholders held on September 12, 2013, became effective as of 12:01 a.m. on October 15, 2013 (the “Effective Date”).  The Amendment provides for the 1-for-5 reverse stock split of the Company’s common stock to be effective as of the Effective Date.  The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The combination of, and reduction in, the number of shares of the Company’s outstanding common stock as a result of the reverse stock split occurred automatically at 12:01 a.m. on the Effective Date, without any further action on the part of the Company’s stockholders and without regard to the date that stock certificates representing the pre-reverse stock split outstanding shares of the Company’s common stock, are physically surrendered for certificates representing the post-reverse stock split shares of the common stock.  The authorized number of shares of the Company’s common stock will not change as a result of the reverse stock split.  Beginning on the Effective Date, the Company’s common stock will begin trading on The NASDAQ Capital Market on a post-reverse stock split adjusted basis with the new CUSIP number of 714157 203.

No fractional shares of the Company’s common stock will be issued as a result of the reverse stock split.  Instead, stockholders who would otherwise be entitled to receive a fractional share of the Company’s common stock as a result of the reverse stock split will receive a cash payment in lieu of such fractional share determined on the basis of the closing price of the Company’s common stock on The NASDAQ Capital Market on October 14, 2013, the last business day before the Effective Date.  The number of shares of common stock that can be purchased under the outstanding options, rights and warrants to purchase the Company’s common stock were automatically decreased by a factor of five and the respective exercise prices of the options, rights and warrants were automatically increased by a factor of five on the Effective Date.

The reverse stock split was instituted in an effort to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq Capital Market.

On October 14, 2013, the Company issued a press release announcing that the 1-for-5 reverse stock split of the Company’s common stock would be effective at 12:01 a.m. EST on October 15, 2013.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K contains “forward-looking statements” which are based largely on the Company’s expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company’s control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “estimates”, “projects”, and similar expressions.  Forward-looking statements include, but are not limited to: the reverse stock split was instituted in an effort to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq Capital Market. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this Current Report of Form 8-K are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; market conditions; acceptance of the reverse stock split by the investing public; our ability to apply and market our new technologies; the government or such other party to a contract granted to us fails to abide by or comply with the contract or to deliver waste as anticipated under the contract; that Congress provides continuing funding for the DOD’s and DOE’s remediation projects; ability to obtain new foreign and domestic remediation contracts; and the additional factors referred to under “Special Note Regarding Forward-Looking Statements” of our 2012 Form 10-K and under “Forward Looking Statements” in our Form 10-Q’s for the quarters ended March 31, 2013, and June 30, 2013. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

The information contained in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly set forth by specific reference to such Exhibit 99.1 in such filing.

(d)	Exhibits.

3.1	Certificate of Amendment of the Restated Certificate of Incorporation, as amended, of Perma-Fix Environmental Services, Inc.

99.1	Press release, dated October 14, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 15, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer